UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/31/2012

INFOSPACE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25131

Delaware	91-1718107
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 108th Avenue NE
Suite 1200
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

425-201-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets

On January 31, 2012, InfoSpace, Inc. ("InfoSpace") completed the acquisition of the TaxACT business (the "Acquisition"), pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") described in, and filed with, the Current Report on Form 8-K filed by InfoSpace on January 9, 2012. As a result of the Acquisition, InfoSpace now owns 100% of TaxACT Holdings, Inc., which owns 100% of 2nd Story Software, Inc. ("2nd Story"), the operating company for the TaxACT business and the holder of all rights and assets of the TaxACT business.

InfoSpace purchased the TaxACT business for consideration of $287.5 million in cash, less certain transaction expenses, and subject to certain specified working capital adjustments. The Acquisition was funded from InfoSpace's cash reserves, from the proceeds of the sale of certain short term investments held by InfoSpace, and from the net proceeds of a $105 million credit facility (of which $100 million was drawn). 2nd Story is the primary debtor for this credit facility and the repayment obligations will be paid out of cash generated by the TaxACT business. Specific details of this credit facility, which closed concurrently with the closing of the Merger Agreement, and the terms of the related credit agreement, will be contained in a subsequent Current Report on Form 8-K. Prior to the Acquisition, there was no material relationship between InfoSpace (or any InfoSpace affiliated person or party) and 2nd Story Software, Inc., 2SS Holdings, Inc. (the predecessor entity to TaxACT Holdings, Inc.), or any of the shareholders of 2SS Holdings, Inc.

The foregoing description of the Acquisition and the Merger Agreement is a summary, does not purport to be a complete description, and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the January 9, 2012 Current Report on Form 8-K.

Item 7.01.    Regulation FD Disclosure

On January 31, 2012, InfoSpace issued a press release announcing the completion of acquisition of the TaxACT business. A copy of that press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 8.01.    Other Events

InfoSpace is announcing that it will hold its 2012 annual meeting on May 23, 2012 at 2:00pm at its corporate headquarters located at 601 108th Ave. NE, Ste. 1200, Bellevue, WA 98004. Further details regarding the annual meeting and the elections and votes to be held at the annual meeting will be contained in the 2012 proxy statement.

Item 9.01.    Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired.

        To be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)        Pro Forma Financial Information

        To be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)        Exhibits

        99.1        Press release issued on January 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSPACE, INC.

Date: January 31, 2012	By:	/s/ Linda Schoemaker
Linda Schoemaker
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press release issued on January 31, 2012.